Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Jeffrey S. Sloan his or her attorney-in-fact and agent, with full power of substitution and resubstitution in any and all capacities, to sign the Annual Report on Form 10-K of Global Payments Inc. for the year ended December 31, 2019, and any amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may do or cause to be done by virtue hereof.

/s/ M. Troy Woods	Chairman of the Board
M. Troy Woods

/s/ Kriss Cloninger III	Lead Independent Director
Kriss Cloninger III

/s/ F. Thaddeus Arroyo	Director
F. Thaddeus Arroyo

/s/ Robert H.B. Baldwin, Jr.	Director
Robert H.B. Baldwin, Jr.

/s/ John G. Bruno	Director
John G. Bruno

/s/ William I Jacobs	Director
William I Jacobs

/s/ Joia M. Johnson	Director
Joia M. Johnson

/s/ Ruth Ann Marshall	Director
Ruth Ann Marshall

/s/ Connie D. McDaniel	Director
Connie D. McDaniel

/s/ William B. Plummer	Director
William B. Plummer

/s/ John T. Turner	Director
John T. Turner